CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the inclusion in this annual report on Form 10-KSB under the caption “Experts”, the reference to our report dated March 29, 2006 with respect to the Consolidated Financial Statements of MotivNation, Inc. for the year ended December 31, 2005.

/s/ Spector & Wong, LLP

March 30, 2006

Pasadena, California